POWER OF ATTORNEY

The undersigned, BlackRock, Inc., a corporation duly organized under the laws of the State of Delaware, United States (the "Company"), does hereby make, constitute and appoint each of Eric Andruczyk, Richard Cundiff,
R. Andrew Dickson, III, Spencer Fleming, Laura Hildner, David Maryles, Christopher Meade, Charles Park, James Raby, Daniel Riemer, David Rothenberg and Brenda Schulz, acting severally, as its true and lawful attorneys-in-fact, for the purpose of, from time to time, executing, in its name and on its behalf and on behalf of its direct and indirect subsidiaries and affiliates, any and all documents, certificates, instruments, statements, filings, agreements and amendments
(collectively, "documents") determined by such person to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority, including, without limitation, Schedules 13D and 13G and Forms 3, 4, 5, 13F, 13H, SHO and N-PX and any amendments to any of the foregoing as may be required to be filed with the Securities and Exchange Commission, and delivering, furnishing or filing any such documents with the appropriate governmental or regulatory authority or other person, and giving and granting to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as the Company and/or its direct and indirect subsidiaries, as applicable, might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by an attorney-in-fact named herein shall be conclusively evidenced by such person's execution, delivery, furnishing or filing of the applicable document.

This power of attorney shall expressly revoke the power of attorney dated 30th day of April, 2023 in respect of the subject matter hereof, shall be valid from the date hereof and shall remain in full force and effect until either revoked in writing by the Company, or, in respect of any attorney-in-fact named herein, until such person ceases to be an employee of the Company or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 21st day of January, 2025.

BLACKROCK, INC.


By: /s/ R. Andrew Dickson, III
Name:  R. Andrew Dickson, III
Title: Corporate Secretary